UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

Effective on August 4, 2021 (prior to market open), the Board of Directors of 180 Life Sciences Corp. (the “Company”), approved (a) the grant of options to purchase 60,000 shares of common stock with an exercise price of $7.56 per share (the closing sales price of the Company’s common stock on August 3, 2021), and a term of 10 years, which vest at the rate of 1/48th of such options per month, beginning on August 31, 2021, contingent on each holder’s continued service on the Board of Directors, to each of Donald A. McGovern, Jr. and Larry Gold, each independent members of the Board of Directors who have served on the Board of Directors since the November 2020 closing of the Company’s business combination, in consideration for services to be rendered to the Board of Directors; (b) the grant of options to purchase 79,000 shares of common stock with an exercise price of $7.56 per share (the closing sales price of the Company’s common stock August 3, 2021), and a term of 10 years, which vest at the rate of 1/48th of such options per month, beginning on August 31, 2021, contingent on each holder’s continued service on the Board of Directors, to each of Russell T. Ray, Teresa DeLuca, Pamela Marrone, and Francis Knuettel II, each independent members of the Board of Directors who were appointed as directors in July 2021, in consideration for services to be rendered to the Board of Directors; and (c) 5,135 shares of common stock to Mr. McGovern and 4,629 shares of common stock to Dr. Gold, in lieu of accrued cash fees, each in consideration for services rendered to the Board of Directors for the quarters ended March 31, 2021 and June 30, 2021. All of the securities described above were issued under and pursuant to the Company’s 2020 Omnibus Incentive Plan.

To the extent such grants/issuances are deemed to be “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such grants/issuances, since the foregoing grants/issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer